Exhibit 99.1

B&G Foods Announces First Quarter 2006 Financial Results

Parsippany, N.J., April 27, 2006 – B&G Foods, Inc. (AMEX: BGF), a manufacturer and distributor of high quality, shelf-stable foods, today announced financial results for the thirteen weeks ended April 1, 2006.

Financial Results for the Thirteen Weeks Ended April 1, 2006

Net sales for the thirteen weeks ended April 1, 2006 increased 3.2% to $93.0 million from $90.1 million for the comparable period of fiscal 2005.  Gross profit for the thirteen weeks ended April 1, 2006 increased 4.3% to $27.9 million from $26.7 million in the comparable period last year.  Operating income increased 2.7% to $15.7 million during the first thirteen weeks of fiscal 2006, compared to $15.3 million in the comparable period in fiscal 2005.

Net income available to common stockholders was $3.0 million for the thirteen week period ended April 1, 2006 and for the thirteen week period ended April 2, 2005.  For the thirteen week period ended April 1, 2006 and for the thirteen week period ended April 2, 2005, earnings per share were $0.16 per share of B&G Foods’ Class A common stock and loss per share was $0.05 per share of B&G Foods’ Class B common stock.

During the thirteen week period ended April 1, 2006, EBITDA (see “About Non-GAAP Financial Measures” below) increased 3.0% to $17.5 million from $17.0 million during the thirteen week period ended April 2, 2005.  During the first thirteen weeks of fiscal 2005, B&G Foods recorded in cost of goods sold a restructuring charge of $0.1 million related to the closing of its New Iberia, Louisiana, manufacturing facility.  Adjusted EBITDA for the thirteen week period ended April 2, 2005, which excludes the restructuring charge, was $17.1 million.

David L. Wenner, Chief Executive Officer of B&G Foods, stated, “Our first quarter performance was driven not only by top line gains but by our ability to maintain gross margin strength.   We think our first quarter results testify to our success in implementing price and trade spending initiatives.   While we cannot predict how oil and energy costs will impact the company going forward, we remain optimistic that an ongoing focus on these initiatives and our diverse portfolio of brands will help us steer the business through this very challenging operating environment.”

Conference Call

B&G Foods will hold a webcast and conference call at 4:30 pm ET today, April 27, 2006.  The call will be webcast live over the Internet from the Investor Relations section of B&G Foods’ website at http://www.bgfoods.com/ under “Company Overview.”  Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast.  The call can also be accessed live over the phone by dialing (800) 289-0508 or for international callers by dialing (913) 981-5550.

A replay of the call will be available one hour after the call and can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers.  The password is 9641811.  The replay will be available from April 27, 2006, through May 4, 2006.

About Non-GAAP Financial Measures

Certain disclosures in this press release include “non-GAAP (Generally Accepted Accounting Principles) financial measures.”  A non-GAAP financial measure is defined as a numerical measure of B&G Foods’ financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in B&G Foods’ consolidated balance sheets and related consolidated statements of operations, changes in stockholders’ equity and comprehensive income and cash flows.  B&G Foods presents EBITDA (net income before net interest expense, income taxes, depreciation and amortization) and adjusted EBITDA (EBITDA as adjusted for restructuring charges incurred in fiscal 2005) because B&G Foods believes they are useful indicators of its historical debt capacity and ability to service debt.  B&G Foods also presents this discussion of EBITDA and adjusted EBITDA because covenants in the indenture governing its senior notes, its credit facility and the indenture governing its senior subordinated notes contain ratios based on these measures.

A reconciliation of EBITDA and adjusted EBITDA with the most directly comparable GAAP measure is included below for the thirteen weeks ended April 1, 2006 and April 2, 2005 along with the components of EBITDA and adjusted EBITDA.

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, shelf-stable foods across the United States, Canada and Puerto Rico. B&G Foods’ products include pickles and peppers, jams, jellies and fruit spreads, canned meats and beans, spices, seasonings, marinades, hot sauces, wine vinegar, maple syrup, molasses, salad dressings, Mexican-style sauces, taco shells and kits, salsas and other specialty food products.  B&G Foods competes in the retail grocery, food service, specialty store, private label, club and mass merchandiser channels of distribution. Based in Parsippany, New Jersey, B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Brer Rabbit, Emeril’s, Grandma’s Molasses, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Ortega, Polaner, Red Devil, Regina, San Del, Ac’cent Sa-Son, Trappey’s, Underwood, Up Country Organics, Vermont Maid and Wright’s.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.”   Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission.

Contacts:

Investor Relations:	Media Relations:
ICR, Inc.	ICR, Inc.
Don Duffy	John Flanagan
866-211-8151	203-682-8222

B&G Foods, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except per share data)

(Unaudited)

	April 1, 2006	December 31, 2005
Assets

Current assets:
Cash and cash equivalents	$22,713	$25,429
Trade accounts receivable, net	26,934	31,869
Inventories	92,431	85,530
Prepaid expenses	2,830	3,249
Assets held for sale	750	750
Deferred income taxes	3,381	3,381
Income tax receivable	725	618
Total current assets	149,764	150,826

Property, plant and equipment, net	40,051	40,190
Goodwill	214,814	189,028
Trademarks	198,564	194,264
Net deferred financing costs and other assets	19,563	19,867
Total assets	$622,756	$594,175

Liabilities and Stockholders’ Equity

Current liabilities:
Trade accounts payable	$24,264	$26,337
Accrued expenses	21,800	16,413
Dividends payable	4,240	4,240
Total current liabilities	50,304	46,990

Long-term debt	430,800	405,800
Other liabilities	227	245
Deferred income taxes	59,482	57,866
Total liabilities	540,813	510,901

Stockholders’ equity:
Preferred stock, $0.01 par value per share. Authorized 1,000,000 shares; no shares issued or outstanding	—	—
Class A common stock, $0.01 par value per share. Authorized 100,000,000 shares; issued and outstanding 20,000,000 shares	200	200
Class B common stock, $0.01 par value per share. Authorized 25,000,000 shares; issued and outstanding 7,556,443 shares	76	76
Additional paid-in capital	131,872	136,112
Accumulated other comprehensive loss	(100)	(57)
Accumulated deficit	(50,105)	(53,057)
Total stockholders’ equity	81,943	83,274
Total liabilities and stockholders’ equity	$622,756	$594,175

B&G Foods, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	Thirteen Weeks Ended
	April 1, 2006	April 2, 2005

Net sales	$92,980	$90,111
Cost of goods sold	65,114	63,283
Cost of goods sold—restructuring charge	—	116
Gross profit	27,866	26,712

Operating expenses:
Sales, marketing and distribution expenses	10,481	10,059
General and administrative expenses	1,688	1,369
Operating income	15,697	15,284

Other expenses:
Interest expense, net	10,858	10,434
Income before income tax expense	4,839	4,850
Income tax expense	1,887	1,892
Net income	$2,952	$2,958

Earnings per share calculations:
Net income available to common stockholders per share of common stock:
Basic and diluted distributed earnings:
Class A common stock	$0.21	$0.21
Earnings (loss) per share:
Basic and diluted Class A common stock	$0.16	$0.16
Basic and diluted Class B common stock	$(0.05)	$(0.05)

Reconciliation of EBITDA and Adjusted EBITDA to Net Cash Provided by (Used in) Operating Activities (Dollars in thousands).

	Thirteen Weeks Ended
	April 1, 2006	April 2, 2005
Net income	$2,952	$2,958
Income tax expense	1,887	1,892
Interest expense, net	10,858	10,434
Depreciation	1,771	1,667
EBITDA (1)	17,468	16,951
Adjustments to EBITDA – restructuring (1)(2)	—	116
Adjusted EBITDA (1)	17,468	17,067
Income tax expense	(1,887)	(1,892)
Interest expense, net	(10,858)	(10,434)
Deferred income taxes	1,616	1,799
Restructuring charge—cash portion	—	(116)
Amortization of deferred financing costs	708	698
Changes in assets and liabilities, net of effects of business combination	1,601	(7,384)
Net cash provided by (used in) operating activities	$8,648	$(262)

(1)          We define EBITDA as net income before net interest expense, income taxes, depreciation and amortization.  We define adjusted EBITDA as EBITDA as adjusted for restructuring charges incurred in fiscal 2005.  We believe that the most directly comparable GAAP financial measure to EBITDA and adjusted EBITDA is net cash provided by (used in) operating activities.  We present EBITDA and adjusted EBITDA because we believe they are useful indicators of our historical debt capacity and ability to service debt.  We also present this discussion of EBITDA and adjusted EBITDA because covenants in our credit facility and the indentures governing the senior notes and the senior subordinated notes contain ratios based on these measures. EBITDA and adjusted EBITDA are not substitutes for operating income or net income, as determined in accordance with generally accepted accounting principles.  EBITDA and adjusted EBITDA are not complete net cash flow measures because EBITDA and adjusted EBITDA are measures of liquidity that do not include reductions for cash payments for an entity’s obligation to service its debt, fund its working capital, capital expenditures and acquisitions, if any, and pay its income taxes and dividends, if any, and in the case of adjusted EBITDA, the cost to restructure our operations.  Rather, EBITDA and adjusted EBITDA are two potential indicators of an entity’s ability to fund these cash requirements.  EBITDA and adjusted EBITDA also are not complete measures of an entity’s profitability because they do not include costs and expenses for depreciation and amortization, interest and related expenses and income taxes and in the case of adjusted EBITDA, the cost of restructuring charges.  EBITDA and adjusted EBITDA, as we define them, may differ from similarly named measures used by other entities.

(2)          On July 1, 2005, we closed our New Iberia, Louisiana, manufacturing facility as part of our ongoing efforts to improve our production capacity utilization, productivity, and operating efficiencies and lower our overall costs.  In fiscal 2005, we recorded a charge of $3.8 million, of which $0.1 million was recorded during the thirteen weeks ended April 2, 2005.  The charge associated with the plant closing included a cash charge for employee compensation and other costs of $0.8 million and a non-cash charge for the impairment of property, plant, equipment and inventory of $3.0 million.